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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Airgas, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 33-39433, 33-48388, 33-57893, 33-61301, 33-61899, 33-63201, 33-64633, 333-08113,
333-37863, 333-46739, 333-60995, 333-61989 and 333-46266) on Form S-3, (Nos.
333-23651 and 333-68722) on Form S-4 and (Nos. 33-21780, 33-25419, 33-33954,
33-64056, 33-64058, 33-64112, 333-28261, 333-42023, 333-69214, 333-75256,
333-75258, and 333-100187) on Form S-8 of Airgas, Inc. of our report dated May 5, 2003, relating to the consolidated balance sheets of Airgas, Inc. and subsidiaries (the Company) as of March 31, 2003 and 2002, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 2003, and the related schedule, which report appears in the March 31, 2003, annual report on Form 10-K of Airgas, Inc. Our report refers to a change in the Company's method of accounting for goodwill and other intangible assets and derivative instruments and hedging activities effective April 1, 2001.

/s/ KPMG LLP

June 17, 2003